Exhibit 10.3

AMENDMENT NO. 2 TO
XERIUM TECHNOLOGIES, INC.
 2010 EQUITY INCENTIVE PLAN

This Amendment No. 2 to the Xerium Technologies, Inc. 2010 Equity Incentive Plan (the “Amendment”) is made on March 12, 2013, effective as of the time provided below.

WHEREAS, Xerium Technologies, Inc. (the “Company”) has heretofore adopted the Xerium Technologies, Inc. 2010 Equity Incentive Plan (the “Plan”); and

WHEREAS, the Board of Directors of the Company has approved the Amendment contingent upon the approval of the Amendment by the stockholders of the Company.

NOW, THEREFORE, BE IT RESOLVED, that, pursuant to Section 10(d) of the Plan, the Plan is hereby amended as follows, effective as of such time as the Amendment is approved by the stockholders of the Company:

1.    Section 5(a) of the Plan is amended by deleting the first sentence thereof and replacing it with the following sentence:

“Subject to adjustment under subsection (b), no more than 1,663,525 shares of Common Stock in the aggregate may be delivered under or in satisfaction of Awards, comprising 463,525 shares of Common Stock originally authorized under the Plan, 450,000 additional shares authorized by Amendment No. 1 to the Plan, and 750,000 additional shares authorized by Amendment No. 2 to the Plan; provided, however, that to the extent that equity incentive awards granted prior to the Effective Date pursuant to the Company's 2005 Equity Incentive Plan, as amended, do not vest on or after the Effective Date in accordance with their terms, the number of shares of Common Stock subject to such unvested awards shall be added to the number of shares that may be delivered hereunder.

2.    Section 5(c) of the Plan is amended in its entirety to read as follows:

“c. Limit on Individual Grants. The maximum number of shares of Common Stock subject to Options and Stock Appreciation Rights that may be granted to any Participant in the aggregate in any calendar year shall not exceed, in each case, 500,000, and the maximum number of shares of Common Stock that may be granted as Stock Awards pursuant to Section 8 to any Participant in the aggregate in any calendar year shall not exceed 500,000, subject in each case to adjustment under subsection (b). The maximum cash award that may be granted to any participant in a calendar year is $2,000,000. In the case of an award with a multi-year performance period, the foregoing 500,000 share and $2,000,000 limits will apply to each calendar year (or pro rata portion thereof) in the performance period. ”

3.    Except as expressly amended hereby, all provisions of the Plan shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms.

4.    The Amendment shall have no effect until such time as it is approved by the stockholders of the Company.

5.    The provisions of the Amendment shall be governed by and interpreted in accordance with the laws of the State of Delaware.